EXHIBIT INDEX
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                                                        Sequential
                                                        Numbering
Exhibit No.          Description of Exhibit              Page No.
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 4.01           Restated Certificate of Incorporation
                is incorporated by reference to Exhibit
                3A to registrant's Annual Report on
                Form 10-K for the year ended June 30,
                1987, filed under Securities Exchange
                Act of 1934.

 4.02           By-Laws amended as of December 5, 1996
                are incorporated by reference to Exhibit
                3 of registrant's Quarterly Report on
                Form 10-Q for the three month period
                ended December 31, 1996, filed under
                Securities Exchange Act of 1934, as
                amended.

 4.03           Rights Agreement relating to Rights
                distributed to holders of Carpenter
                Stock, amended as of April 23, 1996
                is incorporated by reference to
                registrant's Current Report on Form
                8-K filed on May 3, 1996 under
                Securities Exchange Act of 1934, as
                amended.

23.01           Consent of Coopers & Lybrand L.L.P.

23.02           Consents of Price Waterhouse LLP

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                                                        Sequential
                                                        Numbering
Exhibit No.          Description of Exhibit              Page No.
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24.01           Powers of Attorney executed by
                certain directors of registrant,
                authorizing execution of Registration
                Statement on each such director's
                respective behalf by persons
                designated therein.

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